Exhibit 10.1

                                AMENDMENT FOUR TO
                                CREDIT AGREEMENT


THIS AMENDMENT FOUR is dated as of April 8, 1998 and is made in respect of the Credit Agreement dated as of July 12, 1996 and as amended and in effect immediately prior to the date hereof (the "Credit Agreement") by and among PSC SCANNING, INC., a Delaware corporation formerly known as SpectraScan, Inc., which is the successor by merger to PSC Acquisition, Inc., (the "Borrower"), PSC INC. ("PSC"), the financial institutions party to the Credit Agreement (the "Lender Parties"), FLEET NATIONAL BANK (formerly known as Fleet Bank) as the "Initial Issuing Bank", and FLEET NATIONAL BANK, as administrative agent (the "Administrative Agent") under the Credit Agreement.

                            Statement of the Premises

The Borrower, PSC, the Lender Parties, the Initial Issuing Bank and the Administrative Agent previously entered into the Credit Agreement and the First Amendment to Credit Agreement dated as of September 27, 1996, the Amendment Two and Waiver to Credit Agreement dated as of July 4, 1997 and Amendment Three to Credit Agreement (With Consent) dated as of August 13, 1997. The Borrower has requested that the Lender Parties amend certain provisions in the Credit Agreement, and the Lender Parties are willing to do so.

                           Statement of Consideration

Accordingly,  in  consideration  of the  premises,  and under the  authority  of
Section 5-1103 of the New York General Obligations Law, the parties hereto agree as follows.

                                    Agreement

1. Defined Terms. The terms "this Agreement", "hereunder" and similar references in the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement. 2. Amendment. Effective as of April 15, 1998, the Credit Agreement is hereby amended as follows, provided that the following amendment shall not be effective with respect to each Eurodollar Rate Advance made prior to April 15, 1998 until the expiration of the current Interest Period of each such Eurodollar Rate Advance:
2.1 Section 1.01 of the Credit Agreement is amended by changing the definitions of "Applicable Margin", and "Commitment Fee Percentage", as follows:

     "Applicable Margin" means at any time and from time to time a percentage per annum determined by reference to the Total Debt Ratio as set forth below:

                               Term A Facility and          Term A Facility
                                 Working Capital          and Working Capital
    Total Debt                      Facility              Facility Eurodollar
       Ratio                   Prime Rate Advances           Rate Advances

Level I:
a ratio greater than 3.0:1           0.500%                     2.000%

Level II:
a ratio of 3.0:1 or less
but at least 2.5:1                   0.250%                     1.750%

Level III:
a ratio of less than 2.5:1
but at least 2.0:1                   0.000%                     1.500%

Level IV:
a ratio of less than 2.0:1           0.000%                     1.250%

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                                 Term B Facility            Term B Facility
    Total Debt                                                Eurodollar
       Ratio                   Prime Rate Advances           Rate Advances

Level I:
a ratio greater than 3.0:1           1.000%                     2.500%

Level II:
a ratio of 3.0:1 or less
but at least 2.5:1                   0.750%                     2.250%

Level III:
a ratio of less than 2.5:1
but at least 2.0:1                   0.500%                     2.000%

Level IV:
a ratio of less than 2.0:1           0.250%                     1.750%

The Applicable Margin for each Prime Rate Advance shall be determined by reference to the ratio in effect from time to time and the Applicable Margin for each Eurodollar Rate Advance shall be determined by reference to the ratio in effect on the first day of each Interest Period for such Advance; provided, however, that (A) no change in the Applicable Margin shall be effective until three Business Days after the date on which the Administrative Agent receives financial statements pursuant to Section 5.03(c) or (d) and a certificate of the chief financial officer of PSC demonstrating such ratio and (B) if PSC has not submitted to the Administrative Agent the information described in clause (A) of this proviso as and when required under Section 5.03(c) or (d), as the case may be, the Applicable Margin shall be at Level I for so long as such information has not been received by the Administrative Agent.

"Commitment Fee Percentage" means at any time and from time to time a percentage per annum determined by reference to the Total Debt Ratio as set forth below:


Total Debt Ratio                         Commitment Fee Percentage

Level I:
a ratio of greater than 3.0:1      .                 0.500%

Level II:
a ratio of 3.0:1 or less
but at least 2.5:1                                   0.375%

Level III:
a ratio of less than 2.5:1
but at least 2.0;1                                   0.375%

Level IV:
a ratio of less than 2.0:1                           0.375%

; provided, however, that (A) no change in the Commitment Fee Percentage shall be effective until three Business Days after the date on which the
Administrative Agent receives financial statements pursuant to Section 5.03(c) or (d) and a certificate of the chief financial officer of PSC demonstrating such ratio and (B) if PSC has not submitted to the Administrative Agent the information described in clause (A) of this proviso as and when required under
Section 5.03(c) or (d), as the case may be, the Commitment Fee Percentage shall be at Level I for so long as such information has not been received by the Administrative Agent.

2. Effect on the Credit Agreement. Except as specifically amended above, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed. The Borrower and PSC each acknowledge and agree that the Credit Agreement (as amended by this Amendment) and each other Loan Document to which each is a party is in full force and effect, that its Obligations thereunder and under this Amendment are its legal, valid and binding obligations enforceable against it in accordance with the terms thereof and hereof, and it has no defense, whether legal or equitable, setoff or counterclaim to the payment and performance of such Obligations.

3. Expenses. The Borrower shall pay promptly when billed all reasonable out-of-pocket expenses of each of the Lender Parties and the Agent (including, but not limited to, reasonable fees, charges and disbursements of counsel to each of the Lender Parties and the Agent) incident to the preparation, negotiation, execution, administration and enforcement of the this Amendment Four and all documents and transactions required in connection with this Amendment Four.

4. Execution in Counterparts and Effectiveness. This Amendment Four may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment Four, regardless of whether or not the execution by all parties shall appear on any single counterpart. Delivery of an executed counterpart of a signature page to this Amendment Four by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement. This Amendment Four will become effective (subject to the terms of Section 2 above) when the Administrative Agent shall have received counterparts of this Amendment Four which, when taken together, bear the signatures of the Borrower, PSC, the Administrative Agent and all of the Lenders.

5. Applicable Law. Pursuant to Section 5-1401 of the New York General Obligations Law, the laws of the State of New York shall govern the validity, construction, enforcement and interpretation of this Amendment Four in whole without regard to any rules of conflicts-of-laws that would require the application of the laws of any jurisdiction other than the State of New York.

6. Headings. The headings of this Amendment Four are for the purposes of reference only and shall not limit or otherwise affect the meanings hereof. IN WITNESS WHEREOF, the parties hereto have caused a counterpart of this Amendment Four to be executed and delivered by their respective representatives thereunto duly authorized, as of the date first above written.

PSC INC.                                   PSC SCANNING, INC.

By:                                        By:
Title:   Vice President, Chief Financial   Title:   Vice President and Chief
         Officer & Treasurer               Financial Officer


FLEET NATIONAL BANK, as Initial             FLEET NATIONAL BANK, as
Issuing Bank                                Administrative Agent

By:                                         By:
Title:                                      Title:


FLEET NATIONAL BANK                         CORESTATES BANK, N.A.

By:                                         By:
Title:                                      Title:


MANUFACTURERS & TRADERS                     KEY BANK NATIONAL
TRUST COMPANY                               ASSOCIATION

By:                                         By:
Title:                                      Title:


                                            PILGRIM AMERICA PRIME RATE
THE SUMITOMO BANK, LIMITED                  TRUST

By:                                         By:
Title:                                      Title: